UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 13, 2017

Balchem Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-13648	13-257-8432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

New Hampton, NY 10958
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (845) 326-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 -  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On December 13, 2017, in accordance with Balchem Corporation’s (the “Corporation”) Bylaws, the Board of Directors (the “Board”) of the Corporation elected Mr. Daniel E. Knutson to fill an existing vacancy on the Board, with Mr. Knutson to serve as a Class 2 Director.  Mr. Knutson’s term will begin on February 1, 2018 and will continue until the Corporation’s 2018 Annual Meeting of Shareholders, at which time he will stand for election by the Corporation’s shareholders.

These actions are being taken in connection with anticipated retirement of Mr. Edward L. McMillan, a Class 2 director, from the Board effective as of the Corporation’s 2018 Annual Meeting of Shareholders and to facilitate the transition of Mr. Knutson to the Board.  Mr. McMillan’s anticipated retirement is consistent with Corporation’s Corporate Governance Guidelines, which call for a director retire at the conclusion of his term in which he reaches the age of 70.

Mr. Knutson currently serves as the Executive Vice President for Special Projects at Land O’Lakes, Inc. (“Land O’Lakes”).  Land O’Lakes is one of America’s premier agribusiness and food companies.  Previously, Mr. Knutson served as Executive Vice President and Chief Financial Officer at Land O’Lakes from 2012 to 2017, where he oversaw corporate finance, accounting, treasury, audit and strategy and played key roles in many of Land O’Lakes’ transactions. In addition, he was responsible for Land O’Lakes investment in Moark LLC. Mr. Knutson joined Land O’Lakes in 1978 and prior to his appointment as Chief Financial Officer, he held several leadership roles within its finance and accounting groups.

It is anticipated that Mr. Knutson will serve on the Audit Committee of the Board.  Upon his election becoming effective, Mr. Knutson will be eligible to participate in the Corporation’s director compensation programs.

In 2016, the Corporation sold $20,010,820.00 of products to Land O’ Lakes and through December 19, 2017, Corporation sold $20,070,929.00 of products to Land O’ Lakes.  No arrangement or understanding exists between Mr. Knutson and any other person pursuant to which Mr. Knutson was selected as a director of the Corporation.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 13, 2017, Board of the Corporation amended its Bylaws to temporarily expand the number of Board members from seven to eight members and the number of Class 2 directors from two to three members, effective February 1, 2018. Effective immediately prior to election of directors at the Corporation’s 2018 Annual Meeting of Shareholders, the number of directors will be reduced back to seven members and the number of Class 2 directors will be reduced back to two members.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

3.2	Bylaws Amendments – Effective December 13, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALCHEM CORPORATION

By:/s/ Mark A. Stach
Dated: December 19, 2017	Mark A. Stach, General Counsel and Secretary

EXHIBIT INDEX

3.2	Bylaws Amendments – Effective December 13, 2017.